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                                                                      (d)(9)(i)

                              AMENDED SCHEDULE A

                                    to the

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                               ING MUTUAL FUNDS

                           OPERATING EXPENSE LIMITS

                                      Maximum Operating Expense Limit Percentage
                                      (as a percentage of average net assets)
                                      --------------------------------------
Name of Fund*                         Class A    Class B Class C Class I Class W
-------------                         -------    ------- ------- ------- -------

ING International Real Estate Fund/1/
Term Expires March 1, 2009...........  1.50%      2.25%   2.25%   1.25%   1.25%


                                                  /s/ HE
                                                  ------------------------------
                                                  HE

Effective Date: December 17, 2007

* This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.
--------
/1/ ING International Real Estate Fund Class W Shares effective December 17, 2007. The initial term for Class W shares expires March 1, 2009.